UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 14, 2009
SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition
Item 8.01 – Other Events
Item 9.01 – Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 2.02 – Results of Operations and Financial Condition.
     On January 14, 2009, SandRidge Energy, Inc. (“the Company”) issued a press release describing certain operational results. A copy of the Company’s press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.
Item 8.01 – Other Events.
     On January 14, 2009, the Company issued a press release announcing the commencement of a private placement of convertible perpetual preferred stock. A copy of the Company’s press release is attached hereto as Exhibit 99.2, is incorporated herein, and is hereby filed.
     In addition, the Company has announced the following risk, which should be considered in addition to the risks described under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2007, as amended, and the Company’s quarterly report for the three months ended September 30, 2008.
Recent and future price declines may result in a writedown of the asset carrying values of our natural gas and oil properties.
     We utilize the full-cost method of accounting for costs related to our natural gas and oil properties. Under this accounting method, all such costs for both productive and nonproductive properties are capitalized and amortized on an aggregate basis over the estimated lives of the properties using the unit-of-production method. However, the amount of these costs that can be carried as capitalized assets is subject to a ceiling, which limits such pooled costs to the aggregate of the present value of future net revenues of proved natural gas and oil reserves attributable to proved properties, discounted at 10%, plus the lower of cost or market value of unproved properties. The full-cost ceiling is evaluated at the end of each quarter using the prices for natural gas and oil in effect at the end of the quarter, adjusted for the impact of derivatives accounted for as cash flow hedges. A significant decline in natural gas and oil prices from historic levels, such as that experienced in the fourth quarter of 2008, or other factors, without other mitigating circumstances, could cause us to make a writedown of capitalized costs of our natural gas and oil properties and a non-cash charge against fourth quarter 2008 earnings or future earnings. The amount of such a writedown and non-cash charge could be substantial. Our ceiling limitation applicable to the fourth quarter of 2008 cannot be determined as of the date of this report, and its impact on earnings and asset carrying values cannot be estimated, until all necessary information is available, including our estimates of year-end proved reserves.
Item 9.01 – Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press release dated January 14, 2009 regarding operational results.

99.2	Press release dated January 14, 2009 regarding the private placement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: January 14, 2009	By:	/s/ Dirk M. Van Doren
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 14, 2009 regarding operational results.

99.2	Press release dated January 14, 2009 regarding the private placement.